                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                February 21, 2000
-------------------------------------------------------------------------------
               (Date of Report - date of earliest event reported)


                         Northstar Computer Forms, Inc.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


Minnesota                         0-10956                      41-0882640
-------------------------------------------------------------------------------
 (State or other                (Commission                  (IRS Employer
jurisdiction of                 file number)               Identification No.)
incorporation)


7130 Northland Circle North
Brooklyn Park, Minnesota                                             55428
-------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)

                                 (612) 531-7340
------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

           On February 21, 2000, Northstar Computer Forms, Inc. ("Northstar") entered into an Agreement and Plan of Merger ("Merger Agreement") with Ennis Business Forms, Inc. ("Ennis") and Ennis' wholly-owned subsidiary, Polaris Acquisition Corp. ("Polaris"). Pursuant to the Merger Agreement, Polaris will merge with and into Northstar, and Northstar will continue as a wholly-owned subsidiary of Ennis (the "Merger"). Under the terms of the Merger Agreement, Northstar shareholders will receive $14.00 per share in cash. The Merger requires the approval of the stockholders of Northstar and clearance under the Hart-Scott-Rodino Act. Northstar expects to hold a meeting of its stockholders to vote on the Merger in May of this year and, if approved, the closing of the transaction will occur shortly thereafter.

ITEM 7.  FINANCIAL REPORTS AND EXHIBITS.

        (c)   Exhibits:

               2 Agreement and Plan of Merger by and among Northstar Computer Forms, Inc., Ennis Business Forms, Inc. and Polaris Acquisition Corp., dated as of February 21, 2000.

              99 Joint press release of Ennis Business Forms, Inc. and Northstar Computer Forms, Inc., dated February 21, 2000, with respect to the Merger.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 28, 2000.

                                            NORTHSTAR COMPUTER FORMS, INC.


                                            By    /s/ Mary Ann Morin
                                                 -----------------------------
                                                  Mary Ann Morin
                                                  Chief Financial Officer

                                      3